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                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3) of Heftel Broadcasting Corporation for the registration of its Class A Common Stock of our report dated November 7, 1996, with respect to the consolidated financial statements of Heftel Broadcasting Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" incorporated by reference in the Registration Statement (Form S-3).


                                           /s/ERNST & YOUNG  LLP
                                              ERNST & YOUNG LLP


Los Angeles, California
January 31, 1997